EXHIBIT 23.1
Consent of Independent Auditors

We consent to the incorporation by reference into the Registration Statement (Form S-8, No. 333-XXXXX) pertaining to the Reliv' International, Inc. 1999 Stock Option Plan of our report dated March 7, 2000, except for Note 6, as to which the date is March 20, 2000 with respect to the consolidated financial statements and financial statement schedule of Reliv' International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

St. Louis, Missouri
April 3, 2000